--------------------------------------------
New England Life Insurance Company                          Exhibit 1.A.3(b)(ii)
--------------------------------------------

General Agent Appointment Page                                        AG-1104-96


Incentive                 This Incentive Career Contract ("The Contract) is made
Career                    and entered into by and among the General Agent, the
Contract                  Agent, and New England Life Insurance Company of
                          Boston, Massachusetts ("the Company").

                          GENERAL AGENT

                          ------------------------------------------------------
                          Name

                          ------------------------------------------------------


                          ------------------------------------------------------
                          Address

                             The Company has appointed the General Agent as the
                          General Agent for the territory as of the Effective Date above. The appointment of the General Agent supersedes any prior appointment of any other general agent for the same territory.
                             All terms and conditions of this General Agent
                          Appointment Page are hereby made a part of and shall be incorporated into the Contract.

                          General Agent

                          ------------------------------------------------------
                          Signature                                (Date Signed)

                          By:
                             ---------------------------------------------------
                             Authorized signature if General Agent (Date Signed) is not an individual


                          Effective Date of General Agent Appointment by the
                          Company: ____________________________

                                      This Incentive Career Contract is made and
                                      entered into by and among the General
------------------------------------  Agent, the Agent, and New England Life
New England Life Insurance Company    Insurance Company of Boston, Massachusetts
------------------------------------  ("the Company"). The General Agent for
                                      purposes of the Contract shall be the
                                      person indicated on the General Agent
                                      Appointment Page appointed by the Company as the General Agent for the territory.

Incentive
Career
Contract                              AGENT

                                      ------------------------------------------
                                      Name

                                      ------------------------------------------

                                      ------------------------------------------
                                      Address

                                      ------------------------------------------
                                      Social Security Number



                                          The provision set forth herein, the
                                      Schedule of Agent Compensation and any
                                      amendments attached hereto are hereby made part of the Incentive Career Contract ("the Contract").
                                          The Contract shall supersede all
                                      previous agreements between the General
                                      Agent, the Agent, and the Company with
                                      respect to policies or coverages, credited to the Agent, whose Home Office Receipt Dates are on or after the Effective Date of the Contract.
                                          The parties to the Contract agree that
                                      the law of the Commonwealth of
                                      Massachusetts shall govern the Contract in all respects.
                                          The Contract shall take effect on the
                                      __________ day of _____________, 19__
                                      ("the Effective Date").


                                      Agent

                                      ------------------------------------------
                                      Signature                    (Date Signed)

                                      New England Life Insurance Company

                                      By:
                                         ---------------------------------------
                                         Authorized Officer   (Date Approved and
                                                               Countersigned)

Contract
Provisions

THE AGENCY

(1) Appointment. The Agent is appointed as a full-time life insurance agent of the Company and may solicit and procure applications for policies of the Company in the territory of the General Agent and such other territory as may be agreed upon, without exclusive representation. It is understood and agreed that such activity is the Agent's principal business activity and is conducted primarily for the Company. In the event the General Agent is terminated, the Agent's Contract shall continue in effect and (a) the Agent, without further act or notice, may continue to solicit and procure applications and submit them to such representative as may be appointed by the Company until the Company shall appoint a new General Agent, and (b) the Company shall succeed to the rights and duties of the General Agent until the Company shall appoint a new General Agent. Any expense allowance agreement between the terminated General Agent and the Agent terminates as of the effective date of the General Agent's termination, but the Company reserves the right to keep any given agreement in effect and to modify it until the appointment of the new General Agent.

(2) Substitution of Parties. The Agent hereby consents to the substitution as a party to the Contract in place of a terminated General Agent, as of the effective date of termination, a new successor General Agent appointed by the Company as the General Agent for the territory. The Agent will be furnished with evidence of any new appointment in the form of the General Agent Appointment Page which shall amend and be a part of the Contract.

(3) Authority. The Agent is authorized to deliver policies only upon the payment to him of the premiums due thereon, and upon compliance with the terms, conditions and provisions of such policies and the rules of the Company. The Agent shall not make, alter or discharge any contracts or agreements, waive forfeitures, or incur any obligation or liability for which the General Agent or the Company shall be responsible. The Agent is authorized to collect with respect to a policy only the first premium due, and other payments as specifically authorized by the Company, and shall promptly remit such to the General Agent. In summary, the Agent shall strictly adhere to all rules and procedures established by the Company's Compliance Program for the marketing of insurance products and services.

(4) Duties and Relationship. The Agent shall be free to determine for himself the time, place and manner for the solicitation of applications for policies, but so far as is consistent with such freedom shall conform to the rules of the Company and of the General Agent in the conduct of business. It is agreed that the Agent is an independent contractor, and nothing in this Contract shall be construed to create the relationship of employer and employee between the Agent and the Company or between the Agent and the General Agent.

(5) Status. For purposes of the Company's qualified plans, other fringe benefits, Social Security or other laws, plans or benefits applicable to full-time life insurance agents, the Agent will be treated as an active full-time agent at the end of a given calendar year in which the Agent meets the requirements for a Year of Qualified Service set forth in the Schedule of Agent Compensation in effect for policies credited in such year. Any agent who fails to meet such requirements for a given calendar year shall not be treated as a full-time agent of the Company but will remain under this Contract. However, such agent's business activity will not be deemed to be the solicitation of insurance primarily for the Company. An agent, whether full-time or not, who elects retirement from the Company's qualified plans for full-time life insurance agents shall be defined and treated thereafter as a retired agent without regard to whether the agent has met the requirements for a Year of Qualified Service.

(6) Professional Liability and Fidelity Coverages. The Agent shall contribute such amounts as required by the Company for the Company's fidelity program or, at the discretion of the Company, the Agent shall secure such fidelity bond coverage as the Company may require. Further, the Agent agrees to purchase professional liability (errors and omissions) coverage required by the Company and other liability coverages as may be required by the Company from time to time.

(7) Covenant Not To Compete. For a period of two years after termination of the Contract, the Agent shall not, directly or indirectly, contact the policyholders of the Company in the territory of the General Agent or policyholders of the Company owning policies for which the Agent is agent of record for the purpose of inducing any policyholder to lapse, cancel, fail to renew or replace any policy. For a period of one hundred eighty (180) days after termination of the Contract the Agent shall not, directly or indirectly, contact or contract with any agent of the General Agent for the purpose of inducing such agent to solicit in the territory of the General Agent on behalf of any other insurance company or financial services organization. If the 180 day or two year periods referred to herein shall be deemed unenforceable at law, then such periods shall be reduced to such periods as shall be legally enforceable.

     The General Agent and the Company may pursue all remedies, including injunction, to assure compliance with the covenants in this Section and shall, if successful, be entitled to recover from the Agent all costs and expenses incurred in pursuing such remedies, including reasonable attorney's fees.

(8)  Service Mark License.
     (a)  Grant of License.
          The Company hereby grants to the Agent a non-exclusive, personal and non-transferable right and license to use the service marks the Company uses in its business, including "The New England," the logo of The New England and the trading name "New England Life Insurance Company" (hereinafter referred to as "Marks") in the territory of the General Agent in connection with the products and services of the Company and its affiliates upon the terms and conditions contained herein.

     (b)  Term.
          This license shall be in effect as long as the Licensee is an Agent of the Company.

     (c)  Use and Ownership of Service Marks.
          The Agent shall use the Marks only with the products and services of the Company and its affiliates and in accordance with the rules of the Company. The Agent acknowledges the Company's exclusive right, title and interest in and to the Marks and will not at any time do or cause to be done any act or thing contesting or in any way impairing any part of such right, title and interest.

     (d)  Termination.
          This License shall terminate: (I) when the Contract terminates, or
          (ii) if the Agent makes any assignment of assets or business for the benefit of creditors or if a trustee or receiver is appointed to administer or conduct the Agent's business or affairs or if the Agent is adjudged in any legal proceeding to be either a voluntary or involuntary bankrupt, or (iii) if the Agent fails to comply with any provision of this License, after written notice thereof to the Agent by the Company.

          Upon termination of this License the Agent shall immediately cease and desist from all use of the Marks in any way, including any use as a trade name, and will deliver up to the Company all material, papers and other media upon which the Marks appear and the Agent shall at no time adopt or use without the Company's prior written consent any word or mark which is likely to be similar to or confused with the Marks. The Agent shall take all steps to notify the telephone company listings which may be required in connection with such cessation of use of the Marks.

(9)  Policyholder Records.
     The Agent agrees to furnish during regular business hours to the Company's authorized representative any and all books and policyholder records in the Agent's possession which belong to the General Agent or the Company. This shall not include any books and records which belong to the Agent.

(10) Furniture and Supplies.
     Any office supplies, furniture, equipment and fixtures provided by the Company or the General Agent shall, at all times, be the property of the General Agent or the Company, as the case may be, subject to the use and control of the authorized representative of the Company or the General Agent and also subject to any particular terms and conditions agreed upon between the Agent and the General Agent. In the event that a termination of this Contract takes place for any reason whatsoever, all of the above property shall be immediately turned over to the authorized representative of the General Agent or the Company.

COMPENSATION

(11) Payment. The General Agent, or after his termination the Company on his or its behalf, shall pay to the Agent, his estate or assigns, the compensation provided in the Schedule of Agent Compensation, subject to the provisions of the Contract and of the Schedule.

(12) Schedule of Agent Compensation. The Schedule of Agent Compensation which shall apply is the Company's published Schedule of Agent Compensation, and such Schedule is incorporated herein by reference. Copies of the Schedule will be furnished to the Agent by the General Agent or the Company.

     It is understood and agreed that the right is reserved to the Company at any time, or from time to time, to change in whole or in part the Schedule of Agent Compensation including changes to the Year of Qualified Service ("YQS") requirement. No change will reduce any commission or service fee rates payable on policies credited as new business to the Agent before such change. Any changes to the YQS requirement or any other qualification requirement shall be applicable to all policies credited under the Contract.

(13) Right of Offset. The General Agent, or the Company, may at any time offset against any commissions or other items payable or owing from the General Agent or the Company and its affiliates to the Agent, his estate, beneficiaries, or assigns, any indebtedness of the Agent to the Company and its affiliates or the General Agent which may exist at any time, whether such indebtedness is based on debts accrued under the Contract or any other agreement, implied or written, with the Company and its affiliates; and such indebtedness shall be a first and prior lien against commissions or other items due or to become due to the Agent under the Contract or such other agreement.

(14) Assignments. Assignments will only be made where permitted by law and by Company rules. No assignment of commissions or other items payable hereunder shall be effective against the General Agent or the Company unless the assignment is set forth on Company-approved forms: (a) which clearly designate the assignee, (b) which recite the General Agent's and/or the Company's right to a first and prior lien to such commissions and items under the Contract, (c) which are actually received by the General Agent from the Agent (d) which are filed with the Company at its Home Office. Assignment of any other interest whatsoever in the Contract or delegation of any duties hereunder is prohibited.

(15) When No Compensation Payable; Chargeback. In addition to the conditions and limitations elsewhere contained in the Contract and the Schedule of agent Compensation, no compensation shall be payable (1) on premiums for temporary term insurance; (2) on premiums in default for 90 days or longer, unless the policy shall be reinstated through the direct instrumentality of the Agent; (3) on any interest or reserve paid to the Company in connection with any policy transaction; or (4) after breach of Contract under Section 16(a). Compensation on premiums refunded by the Company may be charged back to the Agent.

TERMINATION

(16)  Termination.
      (a) Breach. If the Agent shall withhold or convert to his own use or for the benefit of others any moneys, securities, policies or receipts belonging to the General Agent, the Company and its affiliates, or shall fail to submit any applications for policies or otherwise subject the Company or the General Agent to liability by violating any of the conditions of the Contract or the rules of the Company, the Contract shall at once terminate without notice, and thereafter the Agent's claims for compensation or any other benefit under the Contract shall be forfeited and void.

      (b) Notice. The Agent and the General Agent each reserves the right to terminate the Contract at any time at will and without cause upon giving (30) days' notice in writing. No change, waiver or modification of this right to termination, whether oral, in writing, or through course of conduct, shall be valid, unless memorialized in a writing signed by the General Agent and a Senior Officer of the Company and specifically designated as an amendment to Section 16(b) of the Contract. The parties further agree that this Section 16(b) constitutes the entire agreement between the parties with respect to the subject matter hereof, superseding all other prior or contemporaneous representations or agreements between the parties with respect thereto. The parties agree that there are no representations, understandings or agreements relative thereto which are not fully expressed by the Contract.

      (c) Death. The Contract is terminated upon the death of the Agent.

      (d) Termination of General Agent. Upon termination of the General Agent, the Contract shall continue with the Company, and the Company shall assume the rights and duties of the General Agent, until a new General Agent is appointed. Payment by the Company to the Agent, his estate or assigns of any compensation or other items due under the Contract shall release the Company and the General Agent or his/its representatives from liability to the extent of such payment.

----------------------------------------
New England Life Insurance Company           The Company publishes and from time
----------------------------------------     to time may revise the following
                                             Schedule of Agent Compensation, for
                                             use with and subject to all the
                                             provisions of the Incentive Career
                                             Contract.

                                             Each part of the Schedule shall be
                                             in effect as of the effective date
                                             of the Contract. Future changes to
                                             the Schedule shall be effective as
                                             of the date that is announced by
Incentive                                    the Company.
Career
Contract                                     This Schedule of Agent Compensation
                                             shall consist of the following
                                             Parts:
Schedule of Agent
Compensation                                 Part I:

                                             General Provisions

                                             Part II:

                                             First Year and Renewal Commissions
                                             and Service Fees

                                             Part III:

                                             Disability Insurance

Part I:

General

Provisions

For policies credited to the Agent while this Part is in effect.

A.  Term Conversions.

The first year commission at conversion shall be reduced by the first year commission paid on the term insurance if conversion occurs (1) within 120 days of issue of the term insurance and the new policy has a Policy Date at the insured's attained age, or (2) before the end of the second policy year of the term insurance and the new policy has a Policy Date at the insured's age at issue of the term insurance.

If a term rider is continued after conversion, or if part of the term policy is continued as a term rider on the new policy, only a 5% commission on the rider premium will be paid in the first year after conversion; thereafter, compensation will be paid at the rate for the basic policy.

For compensation purposes, Policy Years for policies issued as term conversions shall be measured from the date of conversion. All compensation after conversion is payable to the Agent credited with the conversion.

B.  Renewal of Term Policies.

For compensation purposes, Policy Years for renewed term policies shall be measured from the original Policy Date. All compensation after renewal is payable to the Agent credited with the original issue. The renewed policy shall not be credited as new insurance.

C.  Replacements, Changes, Rated and Reinsured Policies.

Notwithstanding any other provision of the Contact, payment of compensation shall be determined by the then current rules and practices of the Company whenever; (1) any new policy in the judgment of the Company replaces existing insurance either in the Company or in any affiliate of the Company; (2) any change except term conversion is made in the terms or conditions of a policy;
(3) an extra premium is charged for a rated policy; or (4) a policy exceeds the underwriting limit for which the Company is entitled to automatic reinsurance.

D.  Riders

Compensation on all riders attached at issue of the basic policy, unless specified elsewhere in this Schedule, is payable at the rate for the basic policy. Dividends (and additional premiums paid to provide coverage where the dividends are insufficient) applied under the provisions of the Cost of Living, One Year Term Insurance, Additional Protection (Term Insurance Option) riders or the Custom Life policy, are not subject to compensation.

E.  Variable Products

(1) For Zenith Accumulator Variable Annuities (ZAVA), commission rates depend on the number of complete years to maturity as stated in the annuity at time of issue. Deferral of the original maturity date shall not alter the commission rate, and renewal commissions or service fees will continue to be paid as long as purchase payments are made.

(2) No commission or service fee shall be paid to the Agent for variable products if the Agent is barred from receiving such under National Association of Securities Dealers regulations.

F.  Modified Cash Surrenders.

If a Modified Cash Surrender Value is paid on surrender of a policy, then the difference in commissions between what has been paid on the policy and what would have been paid on a yearly renewable term policy as established by the Company for the same amount and issue age will be charged back.

G.  Agents Deferred Compensation Plan.

If the Agent is an active participant in the Agent's Deferred Compensation Plan, first year commissions will be paid at 90% of the Year 1 commission rates as long as the Agent remains an active participant in the Plan.

H.  Rates Not Shown.

Rates for conversion of group life and rates for policy forms not shown will be quoted on request.

Part II:
First Year and Renewal
Commissions and Service Fees

Subject to the provisions of the Contract, first year and renewal commissions and service fees shall be payable to the Agent for policies whose Home Office Receipt Dates ("HORDs") occur while this Part II is in effect and which are credited to the Agent under Company rules when the premium or purchase payment is due and paid to the Company. "HORD" as used in the Contract shall mean the date on which the policy or coverage application is received at the Company Home Office.

The tables of First Year and Renewal Commissions and Service Fees percentages are set forth below.

For agents active in the Agents Deferred Compensation Plan, all first year commissions are 90% of the rates shown.

Full Calendar Year and Contract Year shall include years under all nonbrokerage contracts of the Company.

A.  Requirements For A Year of Qualified Service.

For purposes of this Part II, the Agent shall meet requirements for a Year of Qualified Service for a given calendar year if the Agent in such year earns an amount of first year commissions, plus salary if the Agent is a Sales Manager, Brokerage Manager or Product Specialist, as provided in (1) below or, as of the end of such year, meets the conditions to waive the earnings requirement as provided in (2) below:


(1)  Earnings Requirement

--------------------------------------------------------------------------------
              Full Calendar             First Year            Minimum
               Year Under              Commissions**       Life and DI**
           Full-time Contracts             (FYC)                FYC
--------------------------------------------------------------------------------
                    1*                    $14,500             $ 7,250
                    2                      16,500               8,250
                    3                      18,500               9,250
                    4                      21,000              10,500
               5 and after                 23,000              11,500

*For an Agent's first partial calendar year, the requirement will be prorated based on an annual requirement of $14,500

**Effective for 1996 only. Future years will be as published by the Company.

(2)  Waiver Requirement

     (a) The Agent must be insured under, and totally disabled in accordance with, the provisions of field Long Term Disability Insurance plan; or the Agent must be insured under, and totally disabled in accordance with, the Waiver of premium provision of the field Group Life Insurance plan; or

     (b) The Agent is a general agent of the Company; or

     (c) The Agent is a validating participant in the Incentive Training Allowance Plan, Jump Start Training Allowance Plan or the Income Advance Plan; or

     (d) The Agent is Age 55-64 with 25 or more Years of Qualified Service.

     As of the calendar year in which the Agent attains age 65, the above waivers shall no longer be available, unless the Agent elects retirement or meets certain production requirements under Company rules.

B. Requirements To Earn Compensation.

(1) Immediate Vested Renewal. Immediate Vested renewal commissions shall be payable at the time the respective renewal premium is due and paid to the Company.

(2) Conditional Vested Renewal. Conditional Vested renewal commissions shall be payable if at the time the respective premium is due and paid to the Company the Agent has met any of the following requirements.

     (a) The Contract has not terminated and the Agent has in the preceding calendar year met the requirement for a Year of Qualified Service; or

     (b) The Agent has been credited as of the previous year-end with cumulative individual first year commissions of at least $300,000#; or

     (c) The Agent has completed 14 years of Qualified Service; or, for the following premiums due and paid to the Company, the Agent has completed the number of Years of Qualified Service as follows.

--------------------------------------------------------------------------------
              Premium Due and Paid                      Years of
                 for the Policy                         Qualified
                   Year Below                           Service
--------------------------------------------------------------------------------
                       4                                    8
                       5                                    9
                       6                                   10
                       7                                   11
                       8                                   12
                       9                                   13

     (d) The Agent is on leave of absence authorized by the Company; or

     (e) The Contract has terminated by reason of the Agent's death.

(3) Nonvested Renewal Commissions and Service Fees. Non vested renewal commissions and service fees shall be payable only if, at the time the respective renewal premium is due and paid, the Contract has not terminated and the Agent has met the requirements in either B(2)(a) or B(2)(d) above.

#Effective for 1996 issues; values for future issues will be as published by the Company.

Part IIA: Registered Products (effective 9/1/96) (Rates are a percent of premium)
For those Agents and Registered Representatives who are properly licensed and appointed with the Company and NES.


                                                                                                Service
                                                        First & Renewal Commissions               Fees            Excess Premium
                                                        ---------------------------               ----            --------------
                                                                   Years                          Years                Years
------------------------------------------------------------------------------------------------------------------------------------
Product                            Vesting         1        2-3          4-6          7-10          11+          1-10          11+

Variable Life
---------------------------------
Variable Ordinary Life (VL)        Immediate       50.0     6.5                                                  3.0
                                   Conditional                           4.5          4.5
                                   Non Vested                            2.0          2.0           2.0                        3.0

Variable Life Paid-up at 65        Immediate       25.0     5.0                                                  3.0
    (VL65)                         Conditional                           5.0          5.0
                                   Non Vested                                                       2.0                        3.0

Variable Universal Survivorship    Immediate       50.0     5.0          5.0          5.0                        3.0
    (VUSL)                         Non Vested                                                       4.0                        3.0

Variable Term Rider (VTR)          Immediate        3.0     3.0          3.0          3.0
                                   Non Vested                                                       3.0

Variable Universal Life (VUL)
    Band 1                         Immediate       50.0     3.0          3.0          3.0                        3.0
                                   Non Vested                                                       3.0                        3.0
    Band 2                         Immediate       50.0     2.0          2.0          2.0                        2.0
                                   Non Vested                                                       2.0                        2.0
Variable Annuities
------------------
Zenith Accumulator (ZAVA)          Immediate        3.0     3.0
                                   Conditional                           3.0          3.0
                                   Non Vested                                                       3.0
American Growth Series (AGS)

    Normal Option                  Immediate        3.0     3.0
                                   Conditional                           3.0          3.0
                                   Non Vested                                                       3.0
    Trail Option                   Immediate        2.0     1.8
                                   Conditional                           1.8          1.7
                                   Non Vested                                                       1.7


For the AGS Trail Option - an additional 0.2% of fund value will be paid during the second through seventh annuity contract years, and 0.3% thereafter. These payments will be calculated at the end of each calendar month and paid at the end of each calendar quarter. The payments through the 10th contract year are immediate vested, and non-vested thereafter.

Commission Adjustments

(a)  Deferred Compensation - For agents in the Agents Deferred Compensation
     ---------------------
     Plan, all first year commissions are 90% of the rates shown.
(b)  Reductions at High Ages:
     ------------------------
     -- VL: FYC decreases by 2 percentage points for each year issue age is over
        70.
(c)  Policy Bands:
     -------------
     -- VUL: Band 1 - less than $500,000 face amounts.
             Band 2 - face amounts of $500,000 and above.
(d)  Target Premiums - are as published by the Company.
     ---------------
(e)  Chargebacks - for all variable life plans, 50% of any FYC paid, net of
     ------------
     compensation on premium refunds, shall be charged back to the Agent for any coverage which is terminated prior to the 13th month.
(f)  Variable Annuities:
     -------------------
     -- ZAVA: Commissions decline 0.25% per year from 3.0% for 10 years to maturity to 1.0% for 2 years to maturity, and is 0.5% for 1 year to maturity.
     -- AGS: For deposits over attained age 75, Normal Option rates reduce by 0.15% for each year the attained age is over 75. Trail Option rates reduce by 0.10% for each year attained age is over 75. For the Trail Option, rate for year 7 is 1.8%.
     -- ZAVA and AGS: Rates on renewal deposits are not guaranteed, the rates shown are currently what would be payable, rates may change in the future for previous issues.

Part IIB: Non-Registered Products (effective 9/1/96) (Rates are a percent of premium)


                                                                                          Service
                                                        First & Renewal Commissions        Fees    Excess Premium
                                                        ---------------------------        ----    --------------
                                                                  Years                    Years        Years
-----------------------------------------------------------------------------------------------------------------
Product                                   Vesting         1        2-3      4-6     7-10     11+    1-10      11+
Traditional Permanent Life
--------------------------
  Single
Ordinary Life (OL)
  Band 1                                  Immediate      55.0      8.0
                                          Conditional                       4.0      4.0
                                          Non Vested                        4.0              2.0
  Band 2                                  Immediate      50.0      5.0
                                          Conditional                       5.0      5.0
                                          Non Vested                                         2.0
Pension Ordinary Life (POL)               Immediate      50.0      8.0
                                          Conditional                       4.0      4.0
                                          Non Vested                        4.0              2.0
Modified Premium Life (MPL)
  Band 1                                  Immediate      55.0      8.0
                                          Conditional                       4.0      4.0
                                          Non Vested                        4.0              2.0
  Band 2                                  Immediate      50.0      5.0
                                          Conditional                       5.0      5.0
                                          Non Vested                                         2.0
Endowment Paid at 65 (EP65)               Immediate      25.0      5.0
                                          Conditional                       5.0      5.0
                                          Non Vested                                         2.0

Graded Premium Life (GPL)
  ages 0-59                               Immediate      55.0      8.0
                                          Conditional                       4.0      4.0
                                          Non Vested                        4.0      4.0     2.0
  ages 60+                                Immediate      55.0      8.0
                                          Conditional                       4.0      4.0
                                          Non Vested                        4.0              2.0

Limited Payment Life (L65, LP10, LP20)
  Number of annual payments
    30 or more                            Immediate      55.0      8.0
                                          Conditional                       4.0      4.0
                                          Non Vested                        4.0              2.0
    20-25                                 Immediate      50.0      8.0
                                          Conditional                       4.0      4.0
                                          Non Vested                        4.0              2.0
    15                                    Immediate      40.0      8.0
                                          Conditional                       4.0      4.0
                                          Non Vested                        4.0              2.0
    10                                    Immediate      30.0      8.0
                                          Conditional                       4.0      4.0
                                          Non Vested                        4.0              2.0
     5                                    Immediate      20.0      4.0
                                          Conditional                       3.0      3.0
                                          Non Vested               1.0      2.0              2.0

Part IIB: Non-Registered Products (effective 9/1/96) (Rates are a percent of premium)


                                                                                           Service
                                                             First & Renewal Commissions    Fees         Excess Premium
                                                             ---------------------------    ----         --------------
                                                                         Years              Years            Years
-----------------------------------------------------------------------------------------------------------------------
Product                             Vesting                  1      2-3      4-6    7-10      11+        1-10       11+

  Joint
Survivorship Life (OSL)             Immediate                55.0   5.0
                                    Conditional                              5.0      5.0
                                    Non Vested                                                2.0
Modified Premium                    Immediate                50.0   5.0
Survivorship (MPSL)                 Conditional                              5.0      5.0
                                    Non Vested                                                2.0
Term Life
---------
Yearly Renewable Term (YRT)
  Face amount
    Less than 1,000,000             Immediate                35.0   6.0
                                    Conditional                              4.0      4.0
                                    Non Vested                               2.0      2.0     2.0
    1,000,000 and over              Immediate                30.0   6.0
                                    Conditional                              4.0      4.0
                                    Non Vested                               2.0      2.0     2.0

YRT 4                                                         0.0   0.0      0.0

10 Year Term (10T)                  Immediate                45.0   2.0
                                    Conditional                              2.0      2.0
                                    Non Vested                                                2.0
Pension Term (PT)                   Immediate                15.0  15.0
                                    Conditional                              5.0      5.0
                                    Non Vested                                                2.0

Riders
------
Level, Decreasing, Children's       Immediate                40.0   rates of base policy
Flex Term & TIO                                               0.0   0.0      0.0      0.0     0.0
Paid Up Additions Rider             Immediate                 3.0   3.0      3.0      3.0
                                    Non Vested                                                3.0
Universal Life
--------------
  Single
Universal Life (UL)
  Bands 1-3                         Immediate                50.0   4.0      4.0      4.0                3.0
                                    Non Vested                                                4.0                   3.0
  Band 4                            Immediate                25.0   3.0      3.0      3.0                2.0
                                    Non Vested                                                3.0                   2.0
Pension Universal Life (PUL)        Immediate                50.0   3.0      3.0      3.0                3.0
                                    Non Vested                                                3.0                   3.0
  Joint
First to Die (FTD)                  Immediate                50.0   5.0      5.0      5.0                3.0
                                    Non Vested                                                4.0                   3.0
Fixed Annuities
---------------
Single Premium Immediate (SPIA)     Immediate                 3.0
Single Premium Deferred (SPDA)      Immediate                 3.0
Flexible Payment Retirement (FRA)   Immediate                 3.0   3.0
                                    Conditional                              3.0      3.0
                                    Non Vested                                                3.0

Commission Adjustments (see next page)

Commission Adjustments, Target Premiums, Policy Bands

(a) Deferred Compensation - For agents in the Agents Deferred Compensation
    ---------------------
    Plan, all first year commissions are 90% of the rates shown.
(b) Reduction at High Ages
    ----------------------
    FYC decreases by the following percentage points for each year issue age is over 70 (joint equal age for survivorship policies):
    -- OL, MPL, GPL, all term riders: 2%
    -- OSL, MPSL, LP10, LP20: 1%
(c) Restrictions on Premium Increases
    ---------------------------------
    -- MPL & MPSL - No FYC on step-up in premium.
    -- YRT - No FYC on increases in premium.
    -- GPL - A FYC of 45% (reduced for issue age over 70) is payable on annual premium increases in years 2-21 (subject to qualification requirements for year 11-21); renewal commissions or service fees are payable on the balance of premium in years 2-21.
(d) Policy Bands
    ------------
    - OL:  Band 1 - less than $250,000 face amounts
           Band 2 - face amounts of $250,000 and above
    - MPL: Band 1 - less than $500,000 face amounts
           Band 2 - face amounts of $500,000 and above
    - UL: Band 4 - Business cases with over 25 lives and a minimum average face of $200,000
    - YRT: Band 1 - less than $1,000,000 face amounts
           Band 2 - face amounts of $1,000,000 and above
(e) Target Premiums - Are as published by the Company
    ---------------
(f) Other Adjustments
    -----------------
    -- SPDA: Subject to full commission chargeback on surrender in the first 6 months, and 50% chargeback on surrender in the second 6 months.
    --    FRA: Commissions are reduced to 2 percent for issue ages 60 and over.
    --    PT: additional 10% immediate vested payable in years 4 and 5.
    --    EP65: FYC reduced for automatic issue policies to 22.5%.
    -- L65: Renewal rates for policies with 5-9 premium payments are the rates shown for the 5 annual premium payments.

Part III:
Disability Insurance

COMMISSIONS

Subject to the provisions of the Contract, commissions and service fees shall be payable to the Agent for policies whose HORDs occur while this Part III is in effect and which are credited to the Agent under Company rules when the premium is due and paid to the Company

GENERAL PROVISIONS

1. Net First Year Annualized Premium (NFYAP) is disability insurance annualized first year commissionable premium net of any first year lapses and excluding Premium Refund Riders.

2. Commission credits for Association Disability Insurance policies shall be split between the Selling Agent and the Endorsement Agent according to the rules of the Company. The Selling Agent is the agent credited with selling a specific policy, while the Endorsement Agent is the Agent credited with obtaining the Endorsement from the Association.

3. No compensation will be payable: (a) on temporary flat extra premiums; (b) on the amount of permanent table-rated or percentage-rated premiums in excess of 100%; (c) on any premium waived; or (d) on any administrative fee.

4. Notwithstanding any other provision of the Contract, payment of compensation shall be determined by the then current rules and practices of the Company whenever: (a) any new policy in the judgement of the Company replaces existing insurance either in the Company or in any affiliate of the Company;
    (b) multi-life policies are issued as part of a special discount plan approved in advance; (c) any plan or benefit is first made available after the effective date of this Part.

5. Unless provided otherwise, compensation payable on supplementary benefits will be at the same rates and subject to the same provisions as are the policies to which they are attached.

6. On any policy eligible for discount(s), compensation payable shall be based upon the actual premiums paid, net of any administrative fee.

7. For agents active in the Agents Deferred Compensation Plan, all first year commissions are 90% of the rates shown.

8.  Conditional Vested Renewals:

Conditional Vested renewal commissions shall be payable if at the time the respective premium is due and paid to the Company the Agent has met any of the following:

(a) The Contract has not terminated and the Agent has in the preceding calendar year met the requirement for a Year of Qualified Service; or

(b) The Agent has been credited as of the previous year-end with cumulative individual first year commissions of at least $300,000/#/; or

(c)  The Agent has completed 14 Years of Qualified Service; or

(d)  The Contract has terminated by reason of the Agent's death.

9.   Sales Incentives:

Sales Incentives shall be payable on a disability policy issued in a calendar year if the amount of NFYAP credited to the producer in that year meets the published rate in effect on the HORD of the policy as follows:/#/

Incentive Level                          NFYAP
     I                                  $ 8,000
     II                                 $15,000
    III                                 $40,000

In addition, for Sales Incentive Level I, the Agent must meet any of the requirements in 7(a) through 7(d) above at the time the renewal premium is due and paid to the Company.

10.  Service Fees:

Service Fees shall be payable only if, at the time the respective renewal premium is due and paid to the company, the Agent has met the requirement in 7(a) above.

In addition, Service Fees I and II shall be payable on a disability policy issued in a calendar year if the amount of NFYAP credited to the producer in that year meets the published rate in effect on the HORD of the policy as follows:/#/

Service Fee Level                        NFYAP
     I                                  $ 8,000
     II                                 $15,000
# Effective for 1996 issues; values for future issues will be as published by the Company

Disability Insurance

QUALITY PERSISTENCY BONUS (D.I. BONUS)

Agents will earn a D.I. bonus beginning in 1996, payable the following year, if certain standards are met. These standards pertain to disability insurance sales, DI persistency, and DI premium-in-force (PIF).

DI Bonus - First Year Premium
Agents will earn the following additional percentage of collected first year premium provided that, in the year prior to the year the DI Bonus is earned, they produce $40,000 NFYAP and have DI Persistency of at least 70%:

        5% of collected first year premium up to $40,000, and 10% of the excess, for Provision Policies - 2% of collected first year premium up to $40,000, and 7% of the excess.

Note: If production in the year the bonus is earned exceeds $40,000 NFYAP, then the 10% (7% of the Provision Policies) of the excess over $40,000 of collected first year premium will be paid.

DI Bonus - Renewal Premium

Agents will earn an additional percentage of collected renewal premium based on their PIF at the beginning of the calendar year and their NFYAP and D.I. Persistency for the calendar year (Provision not included).

A Bonus Base amount is determined by meeting a minimum amount of PIF and NFYAP as follows.

              PIF                NFYAP                BONUS Base*
           Beginning             During                Percent of
            of Year             the Year            Renewal Premium

           $ 75,000             $25,000                    1%
            125,000              35,000                    3
            250,000              45,000                    5
            500,000              55,000                    6

     *Non-cumulative, not interpolated


The Bonus Base is then multiplied by a Quality Persistency Factor (QPF) which may increase, decrease or eliminate the Bonus based on the following schedule:

         DI Persistency                     QPF
         Less than 65%                       0
             65-69                           0.3
             70-74                           0.8
             75-79                           1.0
             80-85                           1.1
           86 & over                         1.2

DI Persistency

DI Persistency for a specified calendar year is calculated by subtracting a Lapse Ration from 100%.

The Lapse Ratio is expressed as a percent and is a ratio whose numerator is one-quarter of the sum of Lapses determined as of 8/31, 5/31, and 2/28 of the specified calendar year and as of 11/30 of the previous calendar year; and whose denominator is one-quarter of the sum of NFYAP determined as of 8/31, 5/31, and 2/28 of the specified calendar year and as of 11/30 of the previous calendar year.

Lapses determined as of a specified date (used in the Lapse Ration calculation above) are the sum of annualized premium on all lapses during the 12 months prior to that specified date on policies which fail to pay at least 37 months of premium.

NFYAP determined as of a specified date (in the Lapse Ration calculation above) is one-third of the total NFYAP during the 36 months prior to the specified date.

Note: Bonuses are effective for calendar year 1996. Future years will be as published by the Company.

Part III: Disability Insurance (effective 9/1/96) (Rates are a percent of premium and are non-cumulative)


                                                   First & Renewal Commissions               Service Fee
                                                   ---------------------------             ----------------
                                                             Years                              Years
-----------------------------------------------------------------------------------------------------------
                                                   Incentive
Product                               Vesting        Level      1         2-3        4-10    Vesting    11+
-------                               -------        -----      -         ---        ----    -------    ---
Preferred Professional (ex CA, FL)    Immediate                50.0
& Business Executive (ex CA, FL)      Conditional                          4.0        4.0  Nonvested    4.0
Business Protector (ex NY, CA, FL)    Conditional      I                   8.0        8.0  Nonvested    8.0
(Physicians excluded from above)      Immediate        II                 12.0       12.0  Nonvested   10.0
                                      Immediate       III                 17.0       17.0  Nonvested   10.0

Preferred Professional CA, FL         Immediate                40.0
& Business Executive CA, FL           Conditional                          4.0        4.0  Nonvested    4.0
Business Protector CA, FL             Conditional      I                   8.0        8.0  Nonvested    8.0
(Physicians included in above)        Immediate        II                 12.0       12.0  Nonvested   10.0
                                      Immediate       III                 17.0       17.0  Nonvested   10.0

Key Person, All American,             Immediate                30.0
Business Protector (NY)               Conditional                          4.0        4.0  Nonvested    4.0
                                      Conditional      I                   8.0        8.0  Nonvested    8.0
                                      Immediate        II                 12.0       12.0  Nonvested   10.0
                                      Immediate       III                 17.0       17.0  Nonvested   10.0

Occupation Class A                    Immediate                25.0
                                      Conditional                          4.0        4.0  Nonvested    4.0
                                      Conditional      I                   8.0        8.0  Nonvested    8.0
                                      Immediate        II                 12.0       12.0  Nonvested   10.0
                                      Immediate       III                 17.0       17.0  Nonvested   10.0

All Term Policies except              Immediate                 8.0
Key Person                            Conditional                          4.0        4.0  Nonvested    4.0
                                      Conditional      I                   8.0        8.0  Nonvested    8.0
                                      Immediate        II                 12.0       12.0  Nonvested   10.0
                                      Immediate       III                 17.0       17.0  Nonvested   10.0

Select 25                             Immediate                20.0
                                      Conditional                          6.0        6.0  Nonvested    4.0
                                      Conditional      I                  11.0       11.0  Nonvested    8.0
                                      Immediate        II                 16.0       16.0  Nonvested   10.0
                                      Immediate       III                 21.0       21.0  Nonvested   10.0

Select 30                             Immediate                15.0
                                      Conditional                          4.0        4.0  Nonvested    4.0
                                      Conditional      I                   9.0        9.0  Nonvested    8.0
                                      Immediate        II                 14.0       14.0  Nonvested   10.0
                                      Immediate       III                 19.0       19.0  Nonvested   10.0

Select 35                             Immediate                10.0
                                      Conditional                          2.0        2.0  Nonvested    4.0
                                      Conditional      I                   7.0        7.0  Nonvested    8.0
                                      Immediate        II                 12.0       12.0  Nonvested   10.0
                                      Immediate       III                 17.0       17.0  Nonvested   10.0


Part III: Disability Insurance (effective 9/1/96) (Rates are a percent of premium and are non-cumulative)

                                        First & Renewal Commissions          Service Fee
                                        ---------------------------        ----------------
                                                  Years                          Years
-------------------------------------------------------------------------------------------
                                         Incentive
Product                    Vesting         Level          1     2-3  4-10    Vesting    11+
-------                    -------         -----          -     ---  ----    -------    ---
Provision                  Immediate                   30.0
                           Conditional                          8.0   5.0  Nonvested    4.0
                           Conditional       I                 10.0   7.0  Nonvested    8.0
                           Immediate         II                13.0  10.0  Nonvested   10.0
                           Immediate        III                14.0  11.0  Nonvested   10.0

ProVision-Select 25        Immediate                   25.0
                           Conditional                          7.0   4.0  Nonvested    4.0
                           Conditional       I                  8.0   4.5  Nonvested    4.5
                           Immediate         II                 9.0   5.0  Nonvested    5.0
                           Immediate        III                11.0   7.0  Nonvested    7.0

ProVision-Select 30        Immediate                   20.0
                           Conditional                          5.0   2.0  Nonvested    2.0
                           Conditional       I                  6.0   2.5  Nonvested    2.5
                           Immediate         II                 7.0   3.0  Nonvested    3.0
                           Immediate        III                 9.0   5.0  Nonvested    5.0

Premium Refund Benefit     Same as Base Contract        3.5     3.5   3.5  Nonvested   1.75

AIB/FIO                    Immediate                   10.0
                           Conditional                          9.0   9.0  Nonvested    4.0
                           Conditional       I                 13.0  13.0  Nonvested    8.0
                           Immediate         II                17.0  17.0  Nonvested   10.0
                           Immediate        III                22.0  22.0  Nonvested   10.0

Provision-FIO              Immediate                   14.0
                           Conditional                         12.0  12.0  Nonvested    4.0
                           Conditional       I                 13.0  13.0  Nonvested    8.0
                           Immediate         II                14.0  14.0  Nonvested   10.0
                           Immediate        III                16.0  16.0  Nonvested   10.0

ProVision-Select 25-FIO    Immediate                   12.0
                           Conditional                         10.0  10.0  Nonvested    4.0
                           Conditional       I                 11.0  11.0  Nonvested    8.0
                           Immediate         II                12.0  12.0  Nonvested   10.0
                           Immediate        III                14.0  14.0  Nonvested   10.0

ProVision-Select 30-FIO    Immediate                   10.0
                           Conditional                          8.0   8.0  Nonvested    4.0
                           Conditional       I                  9.0   9.0  Nonvested    8.0
                           Immediate         II                10.0  10.0  Nonvested   10.0
                           Immediate        III                12.0  12.0  Nonvested   10.0

Commission Adjustments

(a) For agents active in the Agents Deferred Compensation Plan, all first year commissions are 90% of the rates shown
(b)  For Policies with issue age over 65, the first year commission will be 10%.
(c) For 30 and 60 day EP for Preferred Professional, Business Executive, Key Person, All American, ProVision and Business Protector, the FYC rate is 25%.
(d) Key Person policies are five year term policies. If Renewed at the end of five years, a new policy will be issued and new first year and renewal commission will become payable for another five years at the rates scheduled for such policies.
(e) For All American and Business Protector (NY) policies, the rates for the first five policy years are repeated every five years the policy continues in-force, except that the 30% rate in the sixth, eleventh years, etc. will be a renewal commission. The appropriate Sales Incentives apply in the 2nd-5th, policy years, and the 2nd-5th policy years of every 5 year period thereafter that the policy continues in-force.